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                                                                     EXHIBIT 3.2
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
[CANADIAN FLAG LOGO]                                                         FORM 14.1             FORMULE 14.1
                      Industry Canada   Industrie Canada            ARTICLES OF ARRANGEMENT    CLAUSES D'ARRANGEMENT
                      Canada Business   Loi canadienne sur les             (SECTION 192)           (ARTICLE 192)
                      Corporations Act  societes par actions
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
___________________________________________________________________________________________________________________________________
 1 - Name of applicant corporation(s) - Denomination de la(des) requerante(s)                2 - Corporation No(s). -
                                                                                                 No(s) de la(des) societe(s)
      TRANSCANADA CORPORATION                                                                    414844-4
      TRANSCANADA PIPELINES LIMITED                                                              370712-1
___________________________________________________________________________________________________________________________________
 3 - Name of the corporation(s) the articles of which are amended, if applicable             4 - Corporation No(s). -
     Denomination de la(des) societe(s) dont les statuts sont modifies, les cas echeant          No(s) de la(des) societe(s)

___________________________________________________________________________________________________________________________________
 5 - Name of the corporation(s) created by amalgamation, if applicable                       6 - Corporation No(s). -
     Denomination de la(des) societe(s) issue(s) de la(des) fusion(s), le cas echeant            No(s) de la(des) societe(s)

___________________________________________________________________________________________________________________________________
 7 - Name of the dissolved corporation(s), if applicable                                     8 - Corporation No(s). -
     Denomination de la(des) societe(s), dissoute(s), le cas echeant                             No(s) de la(des) societe(s)

___________________________________________________________________________________________________________________________________
 9 - Name of other bodies corporate involved, if applicable                                 10 - Corporation No(s). or jurisdiction
     Denomination des autres personnes morales en cause, le cas echeant                          of incorporation -
                                                                                                 No(s) de la(des) societe(s) / ou
                                                                                                 loi sous le regime de laquelle
                                                                                                 elle est constituee

___________________________________________________________________________________________________________________________________
11 - In accordance with the order approving the arrangement,                  Conformement aux termes de l'ordonnance approuvant
                                                                              l'arrangement,

(a) The articles of the above-named corporation(s) are amended in   / /  Les statuts de la(des) societe(s) susmentionnee(s) sont
    accordance with the attached plan of arrangement                     modifie en conformite avec le plan d'arrangement ci-joint

(b) The following bodies corporate are amalgamated in accordance    / /  Les personnes morales suivantes sont fusionnees
    with the attached plan of arrangement                                conformement au plan d'arrangement ci-joint



(c) The above-named corporation(s) is(are) liquidated and           / /  La(les) societe(s) susmentionee(s) est(sont) liquidees
    dissolved in accordance with the attached plan of                    et dissoute(s) conformement au plan d'arrangement ci-joint arrangement

(d) The plan of arrangement attached hereto, involving the          /X/  Le plan d'arrangement ci-joint portant sur la(les)
    above-named body(ies), corporate is hereby effected                  personne(s) morale(s) susmentionnee(s) prend effet
___________________________________________________________________________________________________________________________________
Date               Signature                     Title - Titre
                   /s/ Rhondda E.S. Grant
May 14, 2003       Rhondda E.S. Grant            Vice-President and Corporate Secretary,
                                                 TransCanada PipeLines Limited
___________________________________________________________________________________________________________________________________
                                                 FOR DEPARTMENTAL USE ONLY - A  L'USAGE DU MINISTERE SEULEMENT
                                                 Filed - Deposee
                                                 May 15, 2003
___________________________________________________________________________________________________________________________________
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                     PLAN OF ARRANGEMENT UNDER SECTION 192

                    OF THE CANADA BUSINESS CORPORATIONS ACT

                                   ARTICLE 1
                                 INTERPRETATION

1.01 In this Arrangement unless there is something in the subject matter or context inconsistent therewith:

     (a) "ARRANGEMENT" means the arrangement under the provisions of Section 192 of the CBCA, on the terms and conditions set forth in this Plan of Arrangement;

     (b) "CBCA" means the Canada Business Corporations Act, R.S.c. 1985, c.C-44, as amended;

     (c) "CBCA DIRECTOR" means the Director appointed under Section 260 of the CBCA;

     (d)  "COURT" means the Court of Queen's Bench of Alberta;

     (e) "EFFECTIVE DATE" means the date shown on the Certificate of Arrangement giving effect to the Arrangement to be issued under the CBCA by the CBCA Director;

     (f) "HOLDCO" means TransCanada Corporation, a corporation incorporated under the CBCA;

     (g)  "HOLDCO COMMON SHARES" means common shares in the capital of Holdco;

     (h) "HOLDCO RIGHTS" means rights issued pursuant to the Holdco Shareholder Rights Plan;

     (i) "HOLDCO SHAREHOLDER RIGHTS PLAN" means the Shareholder Rights Plan of Holdco to be implemented by Holdco on or before the Effective Date;

     (j)  "HOLDCO STOCK OPTION PLAN" means the Key Employee Stock Incentive Plan
          (2003) to be implemented by Holdco on the Effective Date;

     (k) "INTERIM ORDER" means the interim order of the Court dated March 4, 2003 providing for, among other things, the calling and holding of the Meeting;

     (l) "MEETING" means the Annual and Special Meeting of holders of TransCanada Common Shares to be held on April 25, 2003 to consider, inter alia, the Arrangement, and any adjournment thereof;

     (m) "TRANSCANADA" means TransCanada PipeLines Limited, a corporation continued under the CBCA;

     (n) "TRANSCANADA COMMON SHARES" means common shares in the capital of TransCanada;

     (o) "TRANSCANADA RIGHTS" means rights issued pursuant to the TransCanada Shareholder Rights Plan;

     (p) "TRANSCANADA SHAREHOLDER RIGHTS PLAN" means the Shareholder Rights Plan of TransCanada; and

     (q) "TRANSCANADA STOCK OPTION PLAN" means the Key Employee Stock Incentive Plan (1995) of TransCanada.

                                   ARTICLE 2
                                THE ARRANGEMENT

2.01 On the Effective Date and as part of the Arrangement, the following shall occur and be deemed to occur without further act or formality in the following order:

     (a) Each TransCanada Right shall be cancelled and the TransCanada Shareholder Rights Plan shall be terminated and be of no further force and effect.
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     (b)  Each TransCanada Common Share (other than shares held by dissenting shareholders) shall be and shall be deemed to be exchanged, free and clear of any encumbrances and claims, with Holdco for the sale consideration of the issuance by Holdco of one Holdco Common Share.

     (c) Each holder of Holdco Common Shares to which Holdco Common Shares have been issued under subparagraph (b) hereof shall be issued and shall be deemed to be issued that number of Holdco Rights equal to the number of Holdco Common Shares so issued to such holder. In accordance with the terms of the Holdco Shareholder Rights Plan, certificates representing Holdco Common Shares shall also evidence Holdco Rights, on the basis of one Holdco Right for each Holdco Common Share represented thereby.

     (d) The stated capital of the Holdco Common Shares shall be the same as the stated capital of the TransCanada Common Shares, subject to any other determination in respect thereof as may be made by the Board of Directors of Holdco in accordance with the CBCA.

     (e) Options to purchase TransCanada Common Shares ("TransCanada Stock Options") issued and outstanding under the TransCanada Option Plan shall be and shall be deemed to be exchanged with Holdco for the same number of options to purchase Holdco Common Shares ("Holdco Stock Options") granted pursuant to the Holdco Stock Option Plan on the same terms and conditions and at the same exercise price as provided for under the TransCanada Stock Options so exchanged, provided that the exercise price under each Holdco Stock Option will be such that:

          (i) the amount by which the total fair market value of a Holdco Common Share that a holder is entitled to acquire under a Holdco Stock Option immediately after the Effective Date exceeds the total amount payable by such holder to acquire a Holdco Common Share under a Holdco Stock Option;

          will not exceed

          (ii) the amount by which the total fair market value of a TransCanada Common Share that a holder is entitled to acquire under a TransCanada Stock Option immediately before the Effective Date exceeds the amount payable by such holder to acquire a TransCanada Common Share under a TransCanada Stock Option.

          Immediately following such exchange all issued and outstanding TransCanada Stock Options shall be cancelled.

     (f) The initial by-laws of Holdco shall be the same as the by-laws of TransCanada in effect immediately before the Arrangement becomes effective, to be supplemented, amended or repealed in accordance with the provisions of applicable law relating to the making, amending and repealing of by-laws.

     (g) The initial directors of Holdco shall be the same as those directors of TransCanada in office immediately before the Arrangement becomes effective, and such directors shall continue in office until their respective successors have been duly elected or appointed.

     (h) The initial auditors of Holdco shall be KPMG LLPwho shall continue in office until the close of the first annual meeting of the holders of Holdco Common Shares. The directors of Holdco are authorized to fix the remuneration of the auditors as such.

     (i) Unless and until changed in accordance with applicable law, the financial year of Holdco shall end on December 31st in each year.
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                                   ARTICLE 3
                             DISSENTING SHAREHOLDERS

3.01 DISSENTING SHAREHOLDERS

Holders of TransCanada Common Shares who exercise the rights of dissent as set out in the CBCA as modified by the Interim Order and:

     (a) are ultimately entitled to be paid fair value for their TransCanada Common Shares by Holdco shall be deemed to have transferred their TransCanada Common Shares to Holdco, free and clear of any encumbrances and claims, on the Effective Date; or

     (b) are ultimately not entitled, for any reason, to be paid fair value for their TransCanada Common Shares by Holdco shall be deemed to have exchanged their TransCanada Common Shares with Holdco for Holdco Common Shares as provided in section 2.01(b) above as of the Effective Date;

but in no case shall such holders hold TransCanada Common Shares, or shall TransCanada be required to recognize such holders as shareholders of TransCanada, from and after the Effective Date.

                                   ARTICLE 4
                                  CERTIFICATES

4.01 SHARE CERTIFICATES

On the Effective Date, the existing certificates for TransCanada Common Shares will be deemed for all purposes to represent the same number of Holdco Common Shares. As soon as practicable following the Effective Date, Holdco shall cause to be delivered to its transfer agent share certificates representing the Holdco Common Shares which holders of TransCanada Common Share certificates are entitled to receive upon presentation of their TransCanada Common Share certificates for cancellation following the Effective Date and Holdco's transfer agent shall deliver the certificates for such Holdco Common Shares to such holders on the basis of one Holdco Common Share for each TransCanada Common Share owned by such holders.

4.02 DELIVERY OF SHARE CERTIFICATES

From and after the Effective Date, each share certificate representing a given number of TransCanada Common Shares and TransCanada Rights which was outstanding prior to the Effective Date shall represent the same number of Holdco Common Shares and Holdco Rights and the right of the registered holder to receive certificates representing the number of Holdco Common Shares and Holdco Rights represented by such certificate.